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Willis Lease Finance Corporation Announces Joint Venture with Global Engine Maintenance to Develop Engine Test Cell Facility

COCONUT CREEK, FL., March 19, 2025 — Willis Lease Finance Corporation (NASDAQ: WLFC) (“WLFC” or the “Company”), the leading lessor of commercial aircraft engines and global provider of aviation services, today announced its subsidiary, Willis Engine Repair Center® (“WERC®”), entered into an agreement with independent MRO (Maintenance, Repair and Overhaul) provider Global Engine Maintenance (“GEM”) to create a joint venture named Willis Global Engine Testing (“WGET”) to build an engine test cell facility in West Palm Beach, Florida.

The new joint venture brings together WLFC’s decades of industry experience with GEM’s specialization in offering full CFM56 engine overhauls to address the significant shortage of engine test cell facilities in North America.

“The market currently lacks adequate testing capacity, hindering lessors and operators from efficiently returning engines to service. Through this investment in our services business, we expect to improve turnaround times of customer shop visits for WLFC, GEM, and third-party customers,” said Austin C. Willis, Chief Executive Officer of WLFC. “This joint venture with a proven engine MRO provider efficiently shares each partner’s expertise to mitigate risk and accelerate market entry.”

“This joint venture marks a significant milestone for GEM as we continue expanding our capabilities, elevating our presence in the global engine MRO market to better serve our customers and the broader aviation market. Willis Lease Finance Corporation is a globally recognized leader in aircraft engine leasing, asset management, and services known for its innovative solutions and deep industry expertise. By partnering with WLFC, we are combining our deep expertise in CFM56 MRO with their extensive leasing and asset management solutions to deliver a streamlined, high-quality engine testing experience,” said Dominic Raja, Vice Chairman and President of GEM.”

The facility will initially service CFM56-5B and CFM56-7B engines with the ability to service newer generation engine types in the future. The joint venture plans to break ground on the site in late 2025.

About Willis Lease Finance Corporation

Willis Lease Finance Corporation (“WLFC”) leases large and regional spare commercial aircraft engines, auxiliary power units and aircraft to airlines, aircraft engine manufacturers and maintenance, repair, and overhaul providers worldwide. These leasing activities are integrated with engine and aircraft trading, engine lease pools and asset management services through Willis Asset Management Limited, as well as various end-of-life solutions for engines and aviation materials provided through Willis Aeronautical Services, Inc. Through Willis Engine Repair Center®, Jet Centre by Willis, and Willis Aviation Services Limited, the Company’s service offerings include Part 145 engine maintenance, aircraft line and base maintenance, aircraft disassembly, parking and storage, airport FBO and ground and cargo handling services.

Except for historical information, the matters discussed in this press release contain forward-looking statements that involve risks and uncertainties. Do not unduly rely on forward-looking statements, which give only expectations about the future and are not guarantees. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which the forward-looking statement is based, except as required by law. Our actual results may differ materially from the results discussed in forward-looking statements. Factors that might cause such a difference include, but are not limited to: the effects on the airline industry and the global economy of events such as war, terrorist activity and health pandemics; changes in oil prices, rising inflation and other disruptions to world markets; trends in the airline industry and our ability to capitalize on those trends, including growth rates of markets and other economic factors; risks associated with owning and leasing jet engines and aircraft; our ability to successfully negotiate equipment purchases, sales and leases, to collect outstanding amounts due and to control costs and expenses; changes in interest rates and availability of capital, both to us and our customers; our ability to continue to meet changing customer demands; regulatory changes affecting airline operations, aircraft maintenance, accounting standards and taxes; the market value of engines and other assets in our portfolio; and risks detailed in the Company’s Annual Report on Form 10-K and other continuing and current reports filed with the Securities and Exchange Commission. It is advisable, however, to consult any further disclosures the Company makes on related subjects in such filings. These statements constitute the Company’s cautionary statements under the Private Securities Litigation Reform Act of 1995.

About Global Engine Maintenance

Global Engine Maintenance (GEM) is a leading independent CFM56 MRO provider, delivering high-quality, cost-effective, and customized engine solutions to airlines, lessors, and operators worldwide. With 15 years of expertise, GEM stands out for its flexibility, rapid turnaround times, and customer-focused approach, offering full-service capabilities with a wide range of solutions, including overhauls, performance restoration repairs, module swaps, hospital shop visits, and on-wing support. By combining cutting-edge technology, deep industry expertise, and a commitment to operational excellence, GEM provides tailored maintenance programs that maximize engine life and minimize costs.

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